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                                                                    EXHIBIT 10.3


                              AMENDED AND RESTATED
                                 PROMISSORY NOTE

$886,519.50                                                 LOUISVILLE, KENTUCKY
                                                                   JUNE 30, 2000


         FOR VALUE RECEIVED, PATRICK B. MCGINNIS, of Oldham County residing at 3906 Eagle Way, Prospect, Kentucky 40059, ("Maker"), hereby promises and agrees to pay to the order of HEALTHCARE RECOVERIES, INC. ("Payee"), a Delaware corporation, in legal tender of the United States of America, the principal sum of EIGHT HUNDRED EIGHTY SIX THOUSAND FIVE HUNDRED NINETEEN DOLLARS AND FIFTY CENTS ($886,519.50), at the time provided below, together with interest computed from the date of this Promissory Note (the "Note") in accordance with the terms hereof.

         1. EXPANSION AND RENEWAL. This Note is an amendment and restatement of that certain Promissory Note, dated March 31, 1999, by and between Maker and Payee, in the face principal amount of $350,000, to which principal amount is added $36,519.50 of accrued but unpaid interest upon the principal balance (the "Original Note") and an additional $500,000 in indebtedness advanced to Maker by Payee. The Maker agrees that the execution of this Note is not intended to, nor shall it operate as, a release, discharge, compromise, or satisfaction of the Original Note, which, as an obligation of the Maker, shall survive the execution of this Note, and is incorporated herein by reference.

         2.       INTEREST RATE; PAYMENT OF INTEREST AND PRINCIPAL.

                  2.1 INTEREST RATE. The unpaid principal balance of this Note shall bear interest at a fixed rate of 6.62% per annum, compounded annually and payable, except as provided in Section 2.3 hereof, on the Maturity Date (as defined below); provided, however, that upon any Event of Default or if amounts owed are not paid within ten days of the Maturity Date that rate shall become 9.12% per annum.

                  2.2 MATURITY. The unpaid principal balance of, and all accrued interest on, this Note, unless sooner paid, shall be due and payable upon the earlier of (i) January 1, 2005 or (ii) the termination (whether voluntary or involuntary) of Maker's employment with Payee (the "Maturity Date").

                  2.3 PREPAYMENT. Maker may prepay this Note in whole or in part without penalty or premium at any time and from time to time; provided, however (i) 100% of the gain, net of estimated taxes (with any necessary adjustments paid by Maker or Payee, as the case may be, upon filing of Maker's tax return to reflect the actual taxes owed), earned by Maker on the sale of common stock of the Payee ("Payee Common Stock"), (ii) 50% of the difference between (x) the fair market value of the shares of Payee Common Stock issued upon Maker's exercise of any option to purchase Payee Common Stock and (y) the exercise price paid for such shares of Payee Common Stock and (iii) 100% of any payments whatsoever received by Maker upon any change of control of Payee, shall be paid to Payee and applied to the principal balance within



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thirty days after such sale, exercise or payment, as the case may be. Except as provided above, if the Maker prepays any portion of the principal pursuant to this Section 2.3, the amount prepaid shall be applied first to accrued but unpaid interest and then to principal balance that remains unpaid.

         3.       EVENTS OF DEFAULT; REMEDIES; FORBEARANCE.

                  3.1 EVENTS OF DEFAULT. If Maker (i) makes a general assignment for the benefit of his creditors, (ii) applies for or consents to the appointment of a receiver, trustee or liquidator of all of his assets, (iii) is adjudicated a bankrupt or insolvent, (iv) files a voluntary petition of bankruptcy or petition or answer seeking a composition, reorganization or arrangement with creditors, or admits (by answer, default or otherwise) the material allegations of any petition filed against him in any bankruptcy, reorganization, composition, insolvency or other proceedings (whether Federal or state) relating to relief of debtors, (v) suffers or permits to continue unstayed and in effect for 90 consecutive days any judgment, decree or order entered by a court or governmental agency of competent jurisdiction, appointing a receiver, trustee or liquidator for substantially all of his assets, or (vi) if Maker fails to pay Payee, within thirty days after the sale, exercise or payment, as the case may be (x) 100% of the gain, net of estimated taxes (with any necessary adjustments paid by Maker or Payee, as the case may be, upon filing of Maker's tax return to reflect the actual taxes owed), earned by Maker on the sale of Payee Common Stock, (y) 50% of the difference between (A) the fair market value of the shares of Payee Common Stock issued upon the Maker's exercise of any option to purchase Payee Common Stock and (B) the exercise price paid for such shares of Payee Common Stock or (z) 100% of any payments whatsoever received by Maker upon any change of control of Payee, and such failure, as described in (x), (y) or (z), continues uncured for thirty days after notice by Payee to Maker; such occurrence or occurrences shall constitute an "Event of Default" under this Note. Upon the occurrence of any Event of Default, Payee or any subsequent holder of this Note may declare all sums of principal and interest evidenced hereby to be accelerated and immediately due and payable without demand or notice of any kind, in such order as Payee shall determine in its sole discretion, and Payee may thereupon exercise all rights and remedies granted it or available to it in law or in equity.

                  3.2 REMEDIES. If Maker fails to pay the entire principal balance and all accrued but unpaid interest when due, and Payee institutes any suit or action to enforce this Note, Maker shall pay to Payee, in addition to the costs and disbursements otherwise allowed by law, such sums as may be adjudged reasonable attorney's fees, court costs, and all other expenses in collecting or attempting to collect this Note.

                  3.3 FORBEARANCE. Payee may, at its sole discretion, grant an extension of time for payment of any amount due under the terms of this Note or any other indulgence or forbearance, without affecting the liability of the Maker under this Note and without waiving any rights Payee may have under this Note or under the laws of the United States, the Commonwealth of Kentucky or any other state.

         4. RIGHT OF SET-OFF. In the event that (i) Maker's employment is terminated, whether voluntarily or involuntarily, and he is entitled to any compensation as a result of such termination


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or (ii) Maker is entitled to any payments as a result of a change of control of
Payee, Payee may, in its sole discretion, apply such amounts against amounts to which Payee is then entitled under this Note.

         5.       MISCELLANEOUS PROVISIONS.

                  5.1 WAIVER OF PRESENTMENT, PROTEST AND NOTICE OF DISHONOR. Maker waives presentment, protest, notice of dishonor, and all other notices normally required by law, except where notice is expressly provided for in this Note.

                  5.2 REMEDIES NOT EXCLUSIVE. No remedy herein conferred upon or reserved to Payee is intended to be exclusive of any other remedy or remedies available to Payee under this Note, at law, in equity or by statute, and each and every such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute.

                  5.3 NO WAIVERS BY PAYEE. No delay or omission of Payee in exercising any right or power accruing upon any default under this Note shall impair any such right or power or shall be construed to be a waiver of any default under this Note or any acquiescence herein, nor shall any single or partial exercise of any such right or power or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise hereof or the exercise of any other right or power. Acceptance of any payment after the occurrence of a default under this Note shall not be deemed to waive or cure such default under this Note; and every power and remedy given by this Note to Payee may be exercised from time to time as often as may be deemed expedient by Payee. Maker hereby waives any right to require Payee at any time to pursue any remedy in Payee's power whatsoever.

                  5.4 NOTICES. All notices, requests, demands and other communications required or permitted to be given or made under this Note shall be in writing and shall be deemed to have been given on the date of personal delivery or on the third business day following the date of deposit in the United States Mail, postage prepaid, by registered or certified mail, return receipt requested, or facsimile transmission, or on the first business day following the date of delivery to a nationally recognized overnight courier service, in the case of the Maker, addressed to the address set forth in introductory paragraph of this Note, and if to Payee to:

Healthcare Recoveries, Inc.
1400 Watterson Tower
Louisville, Kentucky 40218
Attention: Douglas R. Sharps

or to such other address as the parties to this Note may designate.

                  5.5 TIME OF THE ESSENCE. TIME SHALL BE OF THE ESSENCE IN THE PERFORMANCE OF ALL OBLIGATIONS OF MAKER HEREUNDER.

                  5.6 GOVERNING LAW. This Note is executed and delivered in, and shall be construed and enforced in accordance with the laws of, the Commonwealth of Kentucky.


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         IN WITNESS WHEREOF, Maker has executed this Note on and as of the day and year first above written.

                                                /s/ Patrick B. McGinnis
                                               ---------------------------
                                               PATRICK B. MCGINNIS
                                                     ("Maker")


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